Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES THIRD QUARTER 2016 RESULTS

NEW YORK - (BUSINESS WIRE) – November 2, 2016 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended September 30, 2016:

THIRD QUARTER FINANCIAL HIGHLIGHTS:

▪	GAAP Net Income of $98.9 million, or $0.41 per diluted share
▪	Core Earnings of $123.9 million, or $0.51 per diluted share*
▪	Common dividend of $115.4 million, or $0.46 per share

	Q3 2016	Q2 2016
Summary Operating Results:
GAAP Net Income per Diluted Share**	$0.41	$0.30
GAAP Net Income	$98.9 million	$68.7 million

Non-GAAP Results:
Core Earnings per Diluted Share	$0.51	$0.52
Core Earnings*	$123.9 million	$119.6 million

NRZ Common Dividend:
Common Dividend per Share**	$0.46	$0.46
Common Dividend	$115.4 million	$106.0 million

* Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to the Reconciliation of Core Earnings below.

** Per share calculations of GAAP Net Income and Core Earnings are based on 241,099,381 weighted average common shares outstanding during the quarter ended September 30, 2016 and 230,839,753 weighted average common shares outstanding during the quarter ended June 30, 2016. Per share calculations of Common Dividend are based on 250,773,117 basic shares outstanding as of September 30, 2016 and 230,493,006 basic shares outstanding as of June 30, 2016.

Third Quarter 2016 & Subsequent Highlights:

w	Mortgage Servicing Rights (“MSRs”) -

▪
During the third quarter, New Residential, through its subsidiary New Residential Mortgage LLC (“NRM”), obtained all remaining state licenses and agency approvals required to own Non-Agency MSRs and MSRs relating to Fannie Mae loans, Freddie Mac Loans and Federal Housing Administration (“FHA”)-insured loans in all 50 U.S. states.  NRM’s state licenses and agency approvals not only give the Company the ability to independently acquire MSRs, but also enable the Company to diversify servicing partners and to continue and expand its role as a leading capital provider to the mortgage servicing industry.

▪
In August 2016, the Company announced a series of transactions for the purchase of up to $66 billion UPB of MSRs from Walter Investment Management Corp. (“Walter”) and Walter Capital Opportunity, LP and its subsidiaries (“WCO”), marking NRZ’s inaugural whole MSR transactions. In these transactions, NRZ agreed to purchase up to approximately $32 billion UPB of MSRs from Walter and agreed in principle (1) to acquire an additional MSR portfolio of up to $34 billion UPB from WCO, in each case to be subserviced by Ditech Financial LLC, a wholly-owned subsidiary of Walter.  In early October, New Residential closed the $32 billion UPB MSR purchase from Walter for a total purchase price of approximately $212 million. (2)

▪	In October 2016, as part of its continued efforts to enhance liquidity, New Residential secured $345 million of MSR financing collateralized by Non-Agency Excess MSRs.

w	Servicer Advances -

▪
New Residential continues to focus on improving advance financing by extending maturities, locking in fixed-rate funding and lowering cost of funds. In particular, the Company issued $900 million of 3-year ($500 million) and 5-year ($400 million) fixed-rate term notes in October 2016.  Furthermore, the Company extended the maturity on a $2 billion advance financing facility by three years and lowered cost of funds to 3.0% from 3.45%.

▪
During the quarter, New Residential continued to work with its servicing partners to reduce its servicer advance balance. Year-to-date, the Company has successfully reduced its servicer advance balance by 17%, from $7.6 billion as of fourth quarter 2015 to $6.3 billion as of third quarter 2016.

w	Non-Agency Securities & Call Rights -

▪
In the third quarter of 2016, New Residential continued to execute its deal collapse strategy by exercising clean-up call rights on 11 seasoned, Non-Agency deals, totaling $314 million UPB. In addition, the Company completed its eighth Non-Agency called loan securitization, totaling $308 million, in September 2016.

▪
During the year, the Company continued growing its Non-Agency securities portfolio as part of its previously announced effort to accelerate its call rights strategy. Year-to-date, New Residential increased its Non-Agency RMBS net equity from $374 million at the end of fourth quarter 2015 to $934 million at the end of third quarter 2016.

w	Other Notable Events -

▪
Consumer Loan Refinancing: In October 2016, New Residential completed a $1.7 billion refinancing of the SpringCastle securitization, reducing blended cost of funds from 4.5% to 3.6% and providing approximately $23 million of liquidity.

▪	Equity Offering: The Company raised $284 million in gross proceeds in August 2016 to help fund the Walter MSR purchases and other investments.

1)
The transaction involving the purchase by New Residential of $34 billion UPB of MSRs from WCO was agreed to in principle by the parties in August 2016 and is expected to close in the fourth quarter of 2016, subject to (i) GSE and other regulatory approvals, (ii) the negotiation and execution of definitive documentation and (iii) certain customary closing conditions. There can be no assurance if or when NRZ will be able to complete the MSR purchase from WCO.

2)
Walter and WCO UPB calculations are as of September 30, 2016. UPB of the Walter and WCO portfolios decreased since the August 9, 2016 announcement date due to amortization. Actual UPB for WCO is expected to decline due to further paydown.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL
New Residential’s management will host a conference call on Wednesday, November 2, 2016 at 8:00 A.M. Eastern Time.  A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Third Quarter 2016 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, November 16, 2016 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “5958375.”

Condensed Consolidated Statements of Income
($ in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Interest income	$282,388	$182,341	$749,901	$444,891
Interest expense	96,488	77,558	278,401	193,408
Net Interest Income	185,900	104,783	471,500	251,483

Impairment
Other-than-temporary impairment (OTTI) on securities	1,765	1,574	7,838	3,294
Valuation and loss provision on loans and real estate owned	18,275	(3,341)	41,845	2,408
	20,040	(1,767)	49,683	5,702

Net interest income after impairment	165,860	106,550	421,817	245,781

Other Income
Change in fair value of investments in excess mortgage servicing rights	(17,060)	1,131	(24,397)	(274)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	6,261	8,427	8,608	16,443
Change in fair value of investments in servicer advances	21,606	(18,738)	4,328	(1,845)
Gain on consumer loans investment	-	14,385	9,943	33,342
Gain on remeasurement of consumer loans investment	-	-	71,250	-
Gain (loss) on settlement of investments, net	(17,079)	(21,482)	(44,290)	(5,514)
Other income (loss), net	32,973	(1,548)	13,458	(10,032)
	26,701	(17,825)	38,900	32,120

Operating Expenses
General and administrative expenses	8,777	19,563	28,082	49,362
Management fee to affiliate	10,536	9,860	30,552	23,357
Incentive compensation to affiliate	7,075	1,811	13,200	7,895
Loan servicing expense	14,187	1,668	30,037	9,510
	40,575	32,902	101,871	90,124

Income Before Income Taxes	151,986	55,823	358,846	187,777
Income tax expense (benefit)	20,900	(5,932)	18,195	4,947
Net Income	$131,086	$61,755	$340,651	$182,830
Noncontrolling Interests in Income of Consolidated Subsidiaries	$32,178	$7,193	$61,355	$17,174
Net Income Attributable to Common Stockholders	$98,908	$54,562	$279,296	$165,656

Net Income Per Share of Common Stock
Basic	$0.41	$0.24	$1.19	$0.87
Diluted	$0.41	$0.24	$1.19	$0.85

Weighted Average Number of Shares of Common Stock Outstanding
Basic	240,601,691	230,455,568	233,875,067	191,259,587
Diluted	241,099,381	231,215,235	234,184,611	194,081,345

Dividends Declared per Share of Common Stock	$0.46	$0.46	$1.38	$1.29

Condensed Consolidated Balance Sheets
($ in thousands)

	September 30, 2016	December 31, 2015
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$1,404,052	$1,581,517
Excess mortgage servicing rights, equity method investees, at fair value	195,904	217,221
Servicer advances, at fair value	6,043,369	7,426,794
Real estate securities, available-for-sale	4,991,242	2,501,881
Residential mortgage loans, held-for-investment	-	330,178
Residential mortgage loans, held-for-sale	705,481	776,681
Real estate owned	60,459	50,574
Consumer loans, held-for-investment	1,821,979	-
Cash and cash equivalents	388,674	249,936
Restricted cash	153,127	94,702
Trades receivable	1,530,726	1,538,481
Deferred tax asset, net	172,510	185,311
Other assets	236,859	239,446
	$17,704,382	$15,192,722

Liabilities and Equity

Liabilities
Repurchase agreements	$4,929,944	$4,043,054
Notes and bonds payable	7,833,209	7,249,568
Trades payable	1,296,296	725,672
Due to affiliates	18,610	23,785
Dividends payable	115,356	106,017
Accrued expenses and other liabilities	93,456	58,046
	14,286,871	12,206,142

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 250,773,117 and 230,471,202 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	2,507	2,304
Additional paid-in capital	2,919,765	2,640,893
Retained earnings	100,697	148,800
Accumulated other comprehensive income	105,381	3,936
Total New Residential stockholders' equity	3,128,350	2,795,933
Noncontrolling interests in equity of consolidated subsidiaries	289,161	190,647
Total Equity	3,417,511	2,986,580
	$17,704,382	$15,192,722

Reconciliation of Core Earnings
($ in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$98,908	$54,562	$279,296	$165,656
Impairment	20,040	(1,767)	49,683	5,702
Other Income Adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	17,060	(1,131)	24,397	274
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(6,261)	(8,427)	(8,608)	(16,443)
Change in fair value of investments in servicer advances	(21,606)	18,738	(4,328)	1,845
Gain on consumer loans investment	-	(14,385)	(9,943)	(33,342)
Gain on remeasurement of consumer loans investment	-	-	(71,250)	-
(Gain) loss on settlement of investments, net	17,079	21,482	44,290	5,514
Unrealized (gain) loss on derivative instruments	(26,962)	9,166	8,504	17,425
Unrealized (gain) loss on other ABS	(724)	706	226	1,073
(Gain) loss on transfer of loans to REO	(4,373)	(1,272)	(14,660)	(1,075)
Gain on Excess MSR recapture agreements	(768)	(669)	(2,188)	(2,247)
Other loss	(146)	1,317	5,033	3,356
Total Other Income Adjustments	(26,701)	25,525	(28,527)	(23,620)

Other Income and impairment attributable to non-controlling interests	(4,783)	(3,261)	(9,970)	(11,084)
Non-capitalized transaction related expenses	2,608	13,213	8,021	28,103
Incentive compensation to affiliate	7,075	1,811	13,200	7,895
Deferred taxes	17,132	(5,455)	12,998	5,885
Interest income on residential mortgage loans, held for sale	6,177	3,327	12,650	20,410
Limit on RMBS discount accretion related to called deals	-	-	(6,243)	-
Adjust consumer loans to level yield	(2,621)	18,544	12,541	52,760
Core earnings of equity method investees:
Excess mortgage servicing rights	6,092	6,182	12,231	16,617
Core Earnings	$123,927	$112,681	$355,880	$268,324

CORE EARNINGS

New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s Manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

While incentive compensation paid to the Company’s Manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

In the fourth quarter of 2014, the Company modified its definition of core earnings to include accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believe that it is appropriate to record a yield thereon. This modification had no impact on core earnings in 2014 or any prior period. In the second quarter of 2015, the Company modified its definition of core earnings to exclude all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. This modification was applied prospectively due to only immaterial impacts in prior periods. In the fourth quarter of 2015, the Company modified its definition of core earnings to limit accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company made the modification in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion it would have expected to earn on such bonds had the call rights not been exercised. This modification had no impact on core earnings in prior periods.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

ABOUT NEW RESIDENTIAL

New Residential (NYSE: NRZ) focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the Company’s ability to continue expanding its role as a leading capital provider to the mortgage servicing industry, and the Company’s ability to purchase up to $34 billion UPB of MSRs from WCO. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained.  Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release.  For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports on Form 10-K and Form 10-Q, which are available on the Company’s website (www.newresi.com).  In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this press release.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150